UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2023

IVANHOE ELECTRIC INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41436	32-0633823
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

606 – 999 Canada Place Vancouver, BC Canada	V6C 3E1
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 689-8765

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	IE	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On May 15, 2023, Ivanhoe Electric Inc. (the “Company”) entered into a Common Stock Subscription Agreement (the “Agreement”) with Saudi Arabian Mining Company Ma’aden (“Ma’aden”), the largest multi-commodity mining and metals company in the Middle East, pursuant to the Heads of Terms previously disclosed in the Company’s Form 8-K filed on January 11, 2023.

Pursuant to the Agreement, the Company will sell to Ma’aden shares of common stock of the Company constituting 9.9% of the total outstanding number of shares of common stock immediately following closing of the transactions contemplated by the Agreement (the “Purchased Shares”) in a private placement.  In exchange for the Purchased Shares, Ma’aden will pay the Company an aggregate purchase price of $12.38 per share, or approximately $126.5 million based on the number of shares of common stock outstanding on May 14, 2023.

The Company will contribute $66 million of the proceeds from the issuance and sale of the Purchased Shares to fund a 50/50 exploration joint venture in the Kingdom of Saudi Arabia described below (the “Joint Venture”) and will retain $60.5 million of the gross proceeds to advance its United States mineral projects, as well as for working capital and general corporate purposes.

The Company and Ma’aden each made certain representations, warranties and covenants in the Agreement, subject to certain exceptions. The Company and Ma’aden have agreed to indemnify each other against certain losses resulting from breaches of their respective representations, warranties and covenants, subject to certain survival periods set forth in the Agreement.

Closing is to occur within five business days following the satisfaction of certain closing conditions set forth in the Agreement.  At the closing, an Investor Rights Agreement, Shareholders’ Agreement, TyphoonTM Equipment Purchase and Technical Support Agreement, Data Services Agreement, Technology License Agreement and Director Indemnification Agreement will be entered into, each in the form of a schedule attached to the Agreement. Closing is expected to occur before the end of June, 2023, subject to satisfaction of closing conditions including the formation of the joint venture entity in Saudi Arabia to be known as “Ma’aden Ivanhoe Electric Exploration and Development Limited Company.”

Strategic Investment

At the closing, the Company and Ma’aden will enter into the Investor Rights Agreement (“IRA”), under which the Company will agree to appoint a nominee selected by Ma’aden to the Board and provide Ma’aden with the continuing right to nominate one director to the Company’s Board of Directors (the “Board”) for so long as Ma’aden owns at least 8% of the outstanding shares of common stock, subject to certain exceptions.  Ma’aden will agree to vote its shares in favor of certain matters for so long as it continues to have a right to nominate a director, including the election of all of the Company’s director nominees, the appointment of any independent auditor selected by the Board, any proposal to amend the Company’s certificate of incorporation or bylaws that is approved by a majority of the Board’s independent directors, subject to certain exceptions, and for as long as the standstill described below remains in effect, all matters on which the Company’s stockholders are entitled to vote that have been approved by a majority of the independent directors of the Company’s Board.

The Company will grant Ma’aden a right to purchase additional shares of common stock to maintain its 9.9% stock ownership position in the event of any issuances of common stock by the Company in the future, including stock issued as a result of (i) issuances to employees pursuant to any existing or future equity incentive plan, agreement or arrangement approved by the Board of Directors; (ii) the exercise or vesting of incentive securities; or (iii) shares issued as acquisition consideration. Subject to certain exceptions, Ma’aden may exercise this right (the “top-up right”) upon the first occurrence after such dilution event in which the Company issues shares (or securities convertible into shares) for cash as part of an equity financing transaction. In the event that Ma’aden does not exercise its top-up right, the ownership threshold for purposes of the top-up right will be reduced to its ownership level after giving effect to the dilutive issuance. The top-up right will expire on the earlier of (i) five years from the date of completion of Ma’aden’s investment in the Company (the “Initial Period”), if within such five-year period Ma’aden has either failed on two separate occurrences to exercise in full its top-up rights, or has sold, transferred or otherwise disposed of any shares (other than to an affiliate or to the Public Investment Fund of the Kingdom of Saudi Arabia (the “PIF”)); (ii) the first day following the Initial Period on which Ma’aden sells, transfers or otherwise disposes of any shares of Company common stock (other than to an affiliate or to the PIF); and (iii) the eight year anniversary of  the closing.  In addition, Ma’aden will have a right to participate in offerings of Company preferred equity securities, if any, subject to certain exceptions.

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Ma’aden will agree to a five-year standstill preventing it from increasing its beneficial ownership of shares of common stock above 19.9% or take certain other actions, including participation in a takeover proposal, without the written consent of the Company. The standstill will automatically be released in order for Ma’aden and its affiliates to make a competing offer if the Board approves the Company entering into any agreement with a third party providing for a transaction that would result in a third party or group beneficially owning more than 50% of the Company’s assets or more than 50% of the Company’s or any resulting corporation’s outstanding common stock. Ma’aden will agree that, without Board approval, for five years it will not dispose of any of the shares it acquires pursuant to the Subscription Agreement or top-up right (except in open market, non-pre-arranged stock exchange transactions), if, as a result of such disposition, the purchaser of such shares would become the beneficial owner of greater than 9.9% of the Company’s common stock and is either a mining company or state-owned enterprise, other than the PIF.

The Company will grant Ma’aden certain registration rights, and will agree to use its reasonable best efforts to have a registration statement declared effective by the Securities and Exchange Commission with 18 months after the closing, registering the resale from time to time of the shares acquire by Ma’aden pursuant to the Subscription Agreement and top-up right.

The Company will also enter into a director indemnification agreement with Ma’aden’s Board nominee.

Joint Venture

The Shareholders’ Agreement among Ma’aden, Ivanhoe Electric Mena Holdings Ltd. (“IE Mena”), the Company and the Joint Venture entity, a to be newly established limited liability company under Saudi law and to be named Ma’aden Ivanhoe Electric Exploration and Development Limited Company (“Saudi JVCo”), will set out the terms governing the relationship of the parties with respect to the Joint Venture.  The Shareholders’ Agreement provide for the Company (through IE Mena, a newly established subsidiary), and Ma’aden to establish the 50/50 Joint Venture which will have an initial exploration phase of five years, which may be extended up to an additional five years upon mutual agreement of the parties. The Joint Venture will be conducted through Saudi JVCo. Ma’aden will make available approximately 48,500 km2 of land under an exploration license (or license application) within Saudi Arabia for exploration by the Joint Venture. The Company will contribute $66 million of the proceeds from the sale of the Purchased Shares to fund Saudi JVCo and the Joint Venture, and will provide Saudi JVCo with a royalty-free license to use Typhoon™, the Company’s geophysical surveying tool, within the Kingdom of Saudi Arabia for the purpose of mineral exploration. The license will remain exclusive to the Joint Venture in Saudi Arabia and effective during the term of the Joint Venture. Saudi JVCo will purchase three new generation Typhoon™ units from the Company’s former parent, I-Pulse Inc., the first of which is expected to be delivered in the first quarter of 2024, for an aggregate contract price of approximately €11 million. Prior to the delivery of new Typhoon™ units, the Company will make available an existing Typhoon™ unit to commence surveying in Saudi Arabia. In certain circumstances, the Company may also be required to make available a second existing Typhoon™ unit if there is a delay in delivery of the first new generation Typhoon™ unit. Saudi JVCo will also enter into a data services agreement with the Company’s subsidiary Computational Geosciences Inc. (“CGI”), pursuant to which CGI will be responsible for the supply of the data inversion services for the three-dimensional analysis of data and processing of geophysical datasets produced by the Typhoon™ systems.

The Joint Venture will be governed by a board of directors and a Technical Committee comprised of an equal number of representatives from each company. The Technical Committee will supervise the exploration activities of the Joint Venture including an initial “land identification stage” where the land Ma’aden is making available will be reviewed and reduced to the most prospective areas for Typhoon deployment. This will be followed by generative exploration and drilling stages aimed at identifying mineral resources of an economically viable scale.

The Saudi JVCo board of directors will consist of six nominees – three from each of Ma’aden and the Company. The Chairperson will be chosen from among the Ma’aden nominees. Decisions of the Saudi JVCo board of directors will be taken by simple majority vote, except for certain reserved matters that will require the approval of directors representing a shareholder or shareholders holding at least seventy-five percent (75%) of the aggregate equity interest in Saudi JVCo. These matters include among others, the approval of budgets, the approval of additional funding, approval of material contracts valued at $2 million or more (including offtake agreements), approval of the acquisition of additional land, approval of any changes to exploration programs, and the initiation and/or settlement of certain disputes on behalf of Saudi JVCo.

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The Company will be the operator during the exploration phase. Ma’aden will assume operatorship if an economically viable deposit is found and is designated by the Joint Venture for further development (a “Designated Project”). However, the Shareholders’ Agreement also provides that no shareholder is obligated to pursue a Designated Project and may inform the other shareholder that it does not wish to further participate in a Designated Project, in which case the other shareholder may pursue the Designated Project on a sole risk basis. If the Company is the non-participating shareholder for a Designated Project, it will have the right to engage Ma’aden in good faith discussions regarding the transfer or exchange of Ivanhoe Electric's interest in a Designated Project for fair market value and the terms of such transfer or exchange including the possible terms of a royalty in lieu of a transfer or exchange for cash or securities.

The Company will also provide training and development to employees of the Joint Venture, on mineral exploration, geology, and the operation of the Typhoon™ units.

The Shareholders’ Agreement also provides that for so long as Ivanhoe Electric or IE Mena remains a shareholder of Saudi JVCo, Ivanhoe Electric shall not enter into any other business or business partnership involving mining activities or mineral exploration in Saudi Arabia without Ma’aden’s prior written consent.

The Joint Venture will not be terminable, other than upon the occurrence of an event of default, by either party until the end of the exploration phase. On termination, the Typhoon™ units will be returned by Saudi JVCo to Ivanhoe Electric but provided that Ma’aden shall have the right to engage Ivanhoe Electric in good faith discussions regarding the potential terms and conditions for the continued provision by Ivanhoe Electric to Ma’aden of the Typhoon™ units under a services arrangement for the purpose of exploring other Ma’aden land within Saudi Arabia.

Agreement Incorporated by Reference

The foregoing description of the Agreement and its schedules does not purport to be complete and is qualified in its entirety by reference to the text of the Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 1.01.

The Agreement is filed herewith to provide investors with information regarding its terms. The Agreement is not intended to provide any other factual information about the parties to such agreement. In particular, the assertions embodied in the representations and warranties contained in the Agreement were made as of the date of the Agreement only and may be subject to certain exceptions. Moreover, certain representations and warranties in the Agreement may have been used for the purpose of allocating risk between the parties rather than establishing matters of fact. Accordingly, you should not rely on the representations and warranties in the Agreement as characterizations of the actual statements of fact about the parties.

Item 7.01. Regulation FD Disclosure.

A copy of the Company’s press release dated May 15, 2023, relating to the announcement of the Agreement, is furnished as Exhibit 99.1 to this Form 8-K.

The information contained in this Item 7.01 and Exhibit 99.1 hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

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Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1*	Common Stock Subscription Agreement between Ivanhoe Electric Inc. and Saudi Arabian Mining Company (Ma’aden) dated May 15, 2023
99.1	Press Release dated May 15, 2023
104	Cover Page Interactive Data File (embedded with the inline XBRL document)

* Certain schedules or portions thereof are omitted pursuant to Item 601(a)(5) of Regulation S-K.  The Company agrees to provide on a supplemental basis a copy of any omitted schedule to the U.S. Securities and Exchange Commission or its staff upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IVANHOE ELECTRIC INC.

Date: May 15, 2023	By:	/s/ Taylor Melvin
Taylor Melvin
President and Chief Executive Officer

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